Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Jul 31, 2001
Payment Date	Aug 15, 2001

Calculation of Interest Expense

Index (LIBOR)	3.830000%
Accrual end date, accrual beginning date and days in Interest Period	Aug 15, 2001	Jul 16, 2001	30
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	140,063,489	29,065,392	37,778,219	27,468,552	12,125,849	22,961,820
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	4.000000%	4.150000%	4.250000%	4.480000%	4.830000%
Interest/Yield Payable on the Principal Balance	466,878	100,518	133,798	102,549	48,807
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	466,878	100,518	133,798	102,549	48,807
Interest/Yield Paid	466,878	100,518	133,798	102,549	48,807

Summary

Beginning Security Balance	140,063,489	29,065,392	37,778,219	27,468,552	12,125,849	22,961,820
Beginning Adjusted Balance	140,063,489	29,065,392	37,778,219	27,468,552	12,125,849
Principal Paid	2,888,241	599,380	779,054	566,450	250,056	529,767
Ending Security Balance	137,175,248	28,466,012	36,999,165	26,902,102	11,875,793	22,488,192
Ending Adjusted Balance	137,175,248	28,466,012	36,999,165	26,902,102	11,875,793
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	137,231,386	28,466,012	36,999,165	26,902,102	11,875,793
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					7,997,423
Ending OC Amount as Holdback Amount						17,391,469
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$0.5880079	$1.9241541	$1.9705134	$2.0771574	$1.3231725
Principal Paid per $1000	$3.6375837	$11.4735792	$11.4735445	$11.4735694	$6.7791699